Exhibit 5.1

2800 JPMorgan Chase Tower, 600 Travis Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com

October 31, 2012

Cleco Corporation

2030 Donahue Ferry Road

Pineville, Louisiana 71360-5226

We have acted as counsel for Cleco Corporation, a Louisiana corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale from time to time of up to $500,000,000 in aggregate amount of (i) shares of common stock, par value $1 per share, of the Company, (ii) the Company’s senior debt securities (the “Senior Debt Securities”) and (iii) the Company’s subordinated debt securities (the “Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities are collectively referred to herein as the “Debt Securities.”

Each series of Senior Debt Securities will be issued pursuant to an indenture to be entered into between the Company and the trustee in the form of Exhibit 4.1 to the Registration Statement (the “Senior Indenture”), and each series of Subordinated Debt Securities will be issued pursuant to an indenture to be entered into between the Company and the trustee in the form of Exhibit 4.2 to the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”). Each Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined as a basis for the opinions hereinafter expressed (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date, (ii) the Senior Indenture and the Subordinated Indenture, (iii) originals or copies certified or otherwise identified of corporate records of the Company, including minute books of the Company as furnished to us by the Company and (iv) certificates of public officials and of representatives of the Company and statutes and other instruments or documents.

In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

Atlanta, Austin, Chicago, Dallas, Hong Kong, Houston, London, Los Angeles, New Orleans, New York, Sacramento, San Francisco, Washington DC

October 31, 2012

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to a series of Senior Debt Securities, when (i) the Senior Indenture and the supplemental indenture relating to such series of Senior Debt Securities has been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Registration Statement has become effective under the Securities Act and the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (iii) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve and establish the terms of such series of Senior Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and the supplemental indenture relating to such series of Senior Debt Securities and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, or (iv) any implied covenants of good faith and fair dealing.

2. With respect to a series of Subordinated Debt Securities, when (i) the Subordinated Indenture and the supplemental indenture relating to such series of Subordinated Debt Securities have been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Registration Statement has become effective under the Securities Act and the Subordinated Indenture has been duly qualified under the Trust Indenture Act; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such series of Subordinated Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and the supplemental indenture relating to such series of Subordinated Debt Securities and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, or (iv) any implied covenants of good faith and fair dealing.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or

October 31, 2012

notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

The opinions set forth above are limited in all respects to matters of federal law of the United States of America and contract law of the State of New York as in effect on the date hereof. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement. Additionally, we hereby consent to the reference to our Firm under the caption “Validity of Securities” in the Registration Statement. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Debt Securities.

October 31, 2012

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the laws of the State of New York be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ LOCKE LORD LLP

LOCKE LORD LLP